WEAKENING DOLLAR 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 76.3%

Collateralized by obligations of

the U.S Treasury or U.S.

Government Agencies

Mizuho Financial Group, Inc.

issued 06/30/08 at 1.75% due

07/01/08

$

76,442,605

$

76,442,605

Morgan Stanley issued

06/30/08 at 1.70% due

07/01/08

8,820,301

8,820,301

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

5,880,200

________

5,880,200

Total Repurchase Agreements

(Cost $91,143,106)

________

91,143,106

Total Investments 76.3%

(Cost $91,143,106)

$

_________

91,143,106

Other Assets in Excess of

Liabilities – 23.7%

$

_________

28,370,821

Net Assets – 100.0%

$

119,513,927

Unrealized

Contracts

Gain/Loss

Futures Contracts Sold Short

September 2008 U.S. Dollar

Index Futures Contracts

(Aggregate Market Value of

Contracts $25,273,745)

347

________

$          136,239

Units

Currency Index Swap Agreement Sold Short

Goldman Sachs International

August 2008 U.S. Dollar

Index Swap, Terminating

08/25/08*

(Notional Market Value

$214,338,402)

2,947,642

_________

$           (980,575)

*

Total Return based on U.S. Dollar Index +/- financing at a

variable rate.

1